UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2007

INTEREP NATIONAL RADIO SALES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-28395	13-1865151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 916-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, Michael Walsh (44) was appointed as our President and Chief Operating Officer. These positions had been vacant since the resignation of George E. Pine in October 2006. Mr. Walsh will report to David Kennedy, our Chief Executive Officer and Vice Chairman of the Board. Mr. Walsh will oversee all of our radio representation firms, as well as Net Solutions, our unwired network division.

Mr. Walsh has been in the radio industry for over 20 years, most recently as President of our Cumulus Major Market Sales (formerly Susquehanna Radio Sales) division from 1998 to 2006. Prior to joining Interep in 1998, Mr. Walsh was National Sales Manager for WINS-AM/WNEW-FM in New York for four years. Mr. Walsh also worked for us from 1990-1994 in a number of positions at our Group W Radio Sales division, during which time he was promoted to Regional Vice President/Director of Sales for the Group W Philadelphia office.

A copy of the press release announcing Mr. Walsh’s appointment is attached to this Report.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEREP NATIONAL RADIO SALES, INC.
(Registrant)

Date: July 24, 2007	By	/s/ WILLIAM J. MCENTEE
William J. McEntee
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release